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                                                     Premcor Refining Group Inc.
                                                     8182 Maryland Avenue
                                                     Suite 600
                                                     St. Louis, Missouri 63105
                                                     314-854-9696
                                                     314-854-1580 fax


             PREMCOR REACHES SETTLEMENT REGARDING HARTFORD REFINERY

     ST. LOUIS, July 12, 2001 - The Premcor Refining Group Inc. announced today that it has reached a settlement with the U.S. Environmental Protection Agency and the state of Illinois for alleged civil violations at its Hartford, Ill. refinery. The lawsuit alleged the refinery failed to obtain a New Source Review permit for modifications made to its fluid catalytic converter (FCC) unit in 1994.

     While not admitting that a permit was required, Premcor will pay a $2 million fine, apply for a permit and complete installation of additional pollution-control equipment by 2003, according to the cooperative settlement. These significant emission-reduction improvements will be realized well in advance of Hartford's existing Tier 2 low-sulfur gasoline federal compliance deadlines. The emission-reduction improvements include the installation of a wet-gas scrubber and low nitrogen oxide burners on selected heaters and boilers at a total estimated cost of $8 million to $10 million.

     "It is through the cooperation between Premcor and the agencies that we are now able to put this matter behind us," said William C. Rusnack, president and chief executive officer of Premcor. "Premcor continues to be committed to safe and environmentally responsible operations at all of our refineries."

     Based in St. Louis, The Premcor Refining Group Inc. is an indirect wholly owned subsidiary of Premcor Inc. Premcor Inc. is currently the sixth largest U.S. independent oil refiner and one of the largest unbranded merchant refiners based on rated crude oil throughput capacity. The Company generated more than $7 billion in sales in 2000 and has an aggregate 490,000 bpd of crude distillation capacity at its three refineries located in Port Arthur, Texas (250,000 bpd), Lima, Ohio (170,000 bpd) and Hartford, Illinois (70,000 bpd). Premcor's principal shareholders are affiliates of The Blackstone Group (79%) and Occidental Petroleum (18%).
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     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including The Premcor Refining Group Inc.'s current expectations with respect to its settlement agreement with the State of Illinois and U.S. EPA. Words such as "expects," "intends," "plans," "projects," "believes," "estimates," "may," "will," "should," "shall," and similar expressions typically identify such forward-looking statements. Even though The Premcor Refining Group Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include, but are not limited to, operational difficulties, varying market conditions, potential changes in the price of the pollution control equipment, government regulations, and other factors contained from time to time in the company's reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and annual reports on Form 10-K.



For further information, please visit us on the worldwide web at www.premcor.com, or contact:

Investors:            Media:
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Karen Davis           Jim Joyce
(314) 854-1424        (314) 854-1511
ir@premcor.com        jim.joyce@premcor.com